                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                            FIN SPORTS U.S.A., INC.,

                             PTM ACQUISITION CORP.

                                      and

                           PACIFIC TITLE/MIRAGE, INC.

                            Dated December 14, 1999
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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I      THE MERGER..................................................   1
ARTICLE II     REPRESENTATIONS AND WARRANTIES..............................   4
ARTICLE III    COVENANTS...................................................  12
ARTICLE IV     CERTAIN COVENANTS...........................................  13
ARTICLE V      CONDITIONS..................................................  15
ARTICLE VI     INDEMNIFICATION.............................................  17
ARTICLE VII    CLOSING DATE................................................  18
ARTICLE VIII   POST CLOSING MATTERS........................................  19
ARTICLE IX     MISCELLANEOUS...............................................  19
EXHIBIT A      CERTIFICATE OF INCORPORATION
EXHIBIT B      BY-LAWS
SCHEDULES

                                       i
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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of December 14, 1999 by and among Pacific Title/Mirage, Inc., a Delaware corporation ("PTM"), Fin Sports U.S.A., Inc., a Nevada corporation ("Parent") and PTM Acquisition Corp., a Delaware corporation ("Sub").

                             W I T N E S S E T H :

     WHEREAS, the respective Board of Directors of PTM, FSI and Sub (sometimes referred to collectively as the "Constituent Corporations" or individually as a "Constituent Corporation"), deem it advisable that Sub merge with and into PTM pursuant to this Agreement and a Certificate of Merger be executed by PTM ("Certificate of Merger"), whereby the holder of shares of capital stock of Sub outstanding at the Effective Time (as hereinafter defined) will have the right to receive shares of PTM common stock, $0.01 par value per share (the "PTM Shares"), and the holders of shares of capital stock of PTM outstanding at the Effective Time will have the right to receive shares of FSI common stock, $0.001 par value per share (the "FSI Shares"), in the manner and in such amount as is set forth in Article I hereof and upon the terms and conditions otherwise set forth in this Agreement (the "Merger"); and

     WHEREAS, to effectuate the foregoing, the parties desire to adopt a plan of reorganization in accordance with the provisions of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   ARTICLE I
                                   THE MERGER
                                   ----------

     1.1  Execution of Certificate of Merger and Certificate of Merger.  Subject
          ------------------------------------------------------------
to the provisions of this Agreement, the Certificate of Merger with respect to the Merger shall be executed and acknowledged by PTM and thereafter delivered for filing to the Secretary of State of Delaware on the Closing Date (as hereinafter defined) of the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of Delaware or such later time as may be set forth in the Certificate of Merger (the date and time when the Merger becomes effective shall be called the "Effective Time"). At the Effective Time, the separate existence of Sub shall cease and it shall be merged with and into PTM. PTM as it exists from and after the Effective Time, is sometimes hereinafter referred to as the Surviving Corporation.

     1.2  Consummation of the Merger.  As soon as practicable after the approval
          --------------------------
of the Merger by the shareholders of PTM and the satisfaction of the other conditions hereinafter set forth, FSI, Sub and PTM will cause the Merger to be consummated in accordance with applicable law.

     1.3  Conversion of Shares.  At the Effective Time, each outstanding share
          --------------------
of Sub Capital Stock (the "Sub Shares") (currently 1,000 shares) immediately prior to the Effective Time shall be canceled and shall be converted into PTM Shares (at the ratio of one Sub Share for each PTM Share) by virtue of the Merger and without any action on the part of the holder thereof. At the Effective Time, the PTM Shares and the PTM Series A Junior Convertible Preferred Stock of PTM (the "Series A Shares") outstanding immediately prior to the Effective Time shall be canceled and shall be converted into FSI Shares (at the ratio of 1.0937432 FSI Shares for each PTM Share and each Series A Share) by virtue of the Merger and without any action on the part of the holder thereof. Also at the Effective Time, the PTM Series B Senior Convertible Preferred Stock of PTM (the "Series B Shares") outstanding immediately prior to the Effective Time shall be canceled and shall be converted into FSI Shares and penny warrants for FSI Shares (at the ratio of 0.2856811467 FSI Share and .80806210937 penny warrant share for each Series B Share) by virtue of the Merger and without any action on the part of the holder thereof. As a result of the Merger, the holder of Sub Shares immediately prior to the Effective Time will hold 1,000 PTM Shares in the aggregate, and the holders of PTM capital stock immediately prior to the Effective Time will hold 11,294,084 FSI Shares in the aggregate.

     1.4  Stock Split; Authorized Shares.  Prior to the Effective Time, FSI
          ------------------------------
shall cause the number of its outstanding shares to be increased from 1,083,324 shares to 1,666,666 shares through a forward split at the ratio of 1.5384741 shares for each FSI Share then outstanding. Prior to the Effective Time, FSI shall cause its authorized shares to be increased from 50,000,000 shares to 100,000,000 shares.

     1.5  Additional Financing.  Prior to the Effective Time, FSI shall have
          --------------------
received irrevocable subscriptions for the purchase of up to $18,000,000 (6,000,000 Units) at a price of $3.00 per Unit, each Unit consisting of one share of Common Stock and a warrant for the right to purchase .01 share of Common Stock at an exercise price of $7.50 per share. Prior to the Effective Time, a minimum of $8,000,000 shall have been deposited into escrow pursuant to the terms of the Escrow Agreement, among FSI, MG Securities Group, Inc. and Bank One, as Escrow Agent.

     1.6  Exchange of Certificates.  After the Effective Time, each holder of a
          ------------------------
certificate theretofore evidencing outstanding PTM capital stock (other than shares held by dissenting shareholders and shares that are automatically canceled as hereinafter provided), upon surrender of the same to FSI's transfer agent (the "Transfer Agent") or such other agent or agents as shall be appointed by FSI, shall be entitled to receive in exchange therefor a certificate or certificates evidencing the number of full shares of FSI for which the PTM capital stock theretofore represented by the certificate or certificates so surrendered shall have been exchanged. Until so surrendered, each outstanding certificate which, prior to the Effective Time, represented PTM capital stock (other than shares previously held by dissenting shareholders) will be deemed for all corporate purposes to evidence ownership of the number of full FSI Shares for which the PTM capital stock represented thereby were exchanged; provided, however, that until such outstanding certificates formerly evidencing PTM capital stock are so surrendered, no dividend payable to holders of record of FSI Shares as of any date subsequent to the Effective Time shall be paid to the holder of such outstanding certificates in respect thereof, and all such amounts shall be held in trust by FSI pending the surrender of such certificates. After the Effective Time, there shall be no further registry of transfers on the records of PTM of PTM capital stock

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outstanding prior to the Effective Time and, if a certificate evidencing such
PTM capital stock is presented to FSI, it shall be canceled and exchanged for a certificate evidencing shares of FSI Shares as herein provided. After the Effective Time, the holder of the certificate theretofore evidencing outstanding Sub Shares, upon surrender of the same to PTM or such other agent or agents as shall be appointed by PTM, shall be entitled to receive in exchange therefor a certificate or certificates evidencing the number of full shares of PTM Shares for which the Sub Shares theretofore represented by the certificate or certificates so surrendered shall have been exchanged. Until so surrendered, each outstanding certificate which, prior to the Effective Time, represented Sub Shares will be deemed for all corporate purposes to evidence ownership of the number of full PTM Shares for which the Sub Shares represented thereby were exchanged; provided, however, that until such outstanding certificates formerly evidencing Sub Shares are so surrendered, no dividend payable to holders of record of PTM Shares as of any date subsequent to the Effective Time shall be paid to the holder of such outstanding certificates in respect thereof, and all such amounts shall be held in trust by PTM pending the surrender of such certificates.

     1.7  No Fractional Shares.  No fractional FSI Shares will be issued, but in
          --------------------
lieu thereof any fractional FSI Shares shall be rounded to the nearest whole share.

     1.8  Change of Name.  Simultaneously with the Merger, and at the Effective
          --------------
Time, in accordance with the terms of the Certificate of Merger, the Surviving Corporation's name shall be changed to Lifef/x Networks, Inc., and FSI shall file a Certificate of Amendment to its Articles of Incorporation changing its name to "Lifef/x, Inc."

     1.9  Certificate of Incorporation: By-laws; Directors.  The Certificate of
          ------------------------------------------------
Incorporation and By-laws of PTM shall be amended and restated effective as of the Effective Time in the form attached hereto as Exhibits A and B, respectively. At the Effective Time, the directors of FSI and PTM shall be as set forth in Section 8.1 and shall serve for a full year term or until their successors are duly elected and qualified.

     1.10  Option Plan.  Effective upon the Merger, FSI shall adopt a stock
           -----------
option plan and assume certain of PTM's outstanding stock option obligations and issue replacement options with appropriate adjustments, if any, as to numbers of shares and exercise prices affected thereby.

     1.11  Co-Obligor.  FSI hereby agrees that, effective upon the Merger, FSI
           ----------
shall become a co-obligor with PTM with respect to all indebtedness of PTM to Safeguard Scientifics (Delaware), Inc. and its affiliates (collectively, "Safeguard") arising on or prior to September 30, 1999 and outstanding as of the Effective Time (the "Safeguard Debt"). FSI hereby assumes all obligations of PTM with respect to such indebtedness and agrees to be jointly and severally liable therefor with PTM. FSI shall execute such further instruments, agreements and documents as Safeguard may request in order to effectuate the purposes of this Section.

     1.12  Debt Conversion.  Promptly following the Merger, the Safeguard Debt
           ---------------
shall be converted into warrants for 3,997,500 FSI Shares, at an exercise price of $0.01 per share. Such warrants shall be issued to Safeguard upon surrender of the promissory notes evidencing the Safeguard Debt (or affidavits of lost notes, as appropriate).

     1.13  Warrant Carry Forward.  Effective upon the Merger, the warrants for
           ---------------------
11,725,000 PTM Shares held by Safeguard prior to the Merger shall be converted into warrants for FSI Shares on a share for share basis (1:1). One half of such warrants shall have an exercise price of $2.50 per share and the other half shall have an exercise price of $5.00 per share. In addition, at the Closing, FSI shall grant to Safeguard warrants to purchase 5,862,500 FSI Shares at an exercise price of $6.00 per share.

     1.14  Warrant Terms.  All of the warrants issued to Safeguard pursuant to
           -------------
Sections 1.12 and 1.13 shall have a term of ten years and shall become exerciseable one year after the Merger, subject to certain early exercise provisions set forth in the warrants. FSI shall at all times reserve a sufficient number of FSI Shares to accommodate the exercise of such warrants. At the closing, FSI shall grant to Safeguard registration rights for the shares underlying such warrants on the terms described in its Private Placement Memorandum, dated October 29, 1999, as amended and supplemented (the "PPM").

     1.15  Indemnification Agreement.  At the Closing, FSI, PTM and Safeguard
           -------------------------
shall execute and deliver a form of indemnification agreement mutually satisfactory to the parties relating to Safeguard's indemnification of PTM and FSI with respect to certain liabilities.

     1.16  Spin Off.  The parties acknowledge and agree that as soon as all
           --------
relevant third party consents and approvals have been obtained, PTM shall transfer substantially all of the assets and liabilities of its Optical and Scanning and Recording Divisions to a newly formed entity ("Newco") to be owned by one or more of PTM's pre-Merger stockholders in exchange for an assumption of the related liabilities. The parties hereby acknowledge that such transfer may not occur until after the Effective Time. If and to the extent Newco is formed prior to the Effective Time, Newco, FSI and PTM shall execute and deliver a form of indemnification agreement mutually satisfactory to the parties relating to Newco's indemnification of PTM and FSI with respect to PTM's Optical and Scanning and Recording Divisions and its now defunct Digital Division.

     1.17  Legal Opinion.  At the Closing, counsel to FSI shall provide to PTM
           -------------
and its stockholders a legal opinion in form and substance satisfactory to PTM and containing among other things, an opinion that no approval of the FSI shareholders is required for the Merger or any related transactions (except as may be described in its Information Statement (the "Information Statement") filed on November 17, 1999 with the Securities and Exchange Commission ("Commission")).

     1.18  Lock Up-Leak Out Agreement.  At the Effective Time, FSI shall deliver
           --------------------------
to the other parties thereto a lock up-leak out agreement restricting the sale of FSI Shares.

                                  ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     2.1  Representations and Warranties of FSI and Sub.  FSI and Sub represent
          ---------------------------------------------
and warrant to PTM, as follows:

          (a)  Power and Authority.  Each of FSI and Sub has the corporate power
               -------------------
and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of FSI and Sub, and Sub's sole shareholder and no other corporate proceedings or approvals on the part of FSI, Sub and their respective shareholders are necessary to authorize this Agreement and the transactions contemplated hereby.

          (b)  FSI Financial Statements.  FSI has heretofore delivered to PTM
               ------------------------
its audited Balance Sheet and Income Statements for the fiscal year ended December 31, 1998 (the "1998 Statements") and its Balance Sheet as at September 30, 1999 (the "September Balance Sheet"). As of the respective dates of the 1998 Statements and the September Balance Sheet (collectively, the "Financial Statements"), the Financial Statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Sub has no assets or liabilities other than those arising under this Agreement.

          (c)  No Material Adverse Effect.  Except as set forth in Schedule
               --------------------------
2.1(c) or in the Financial Statements since September 30, 1999, there has not been any material adverse change in the business, operations, properties, assets, condition, financial or otherwise, or prospects of FSI or Sub.

          (d)  Due Organization; Power; Qualification: Subsidiaries and
               --------------------------------------------------------
Affiliates, Etc.
---------------

               (i) Each of FSI and Sub is a corporation duly organized, validly existing, and in good standing under the laws of the states of their respective states of incorporation and has the corporate power to own its property and to carry on its business as now conducted. The nature of the business now conducted by FSI and Sub, the character of the property owned by it, or any other state of facts does not require FSI or Sub to be qualified to do business as a foreign corporation in any jurisdiction. Neither FSI nor Sub conducts any active trade or business.

               (ii) Except as set forth in Schedule 2.1(d), neither FSI nor Sub has any subsidiaries or affiliates (as that term is used in the regulations promulgated under the Securities Act of 1933), as amended (the "Securities Act").

          (e)  Capitalization.
               --------------

               (i) The total authorized capital stock of FSI consists of 50,000,000 shares of common stock ($0.001 par value) as of the date hereof and shall consist of 100,000,000 shares of common stock ($.001 par value) as of the Closing Date. As of the date hereof, the aggregate of 1,083,324 FSI Shares and as of the date of the Closing and prior to the Effective Time 1,666,666 FSI Shares represent all of the issued and outstanding stock of FSI. The total authorized capital stock of Sub consists of 1,000 shares of common stock ($0.01 par value). The aggregate of 1000 Sub Shares represents all of the issued and outstanding stock of Sub. All of the outstanding FSI Shares and Sub Shares have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued and outstanding Sub Shares are held by FSI.

               (ii) Except as set forth on Schedule 2.1(e)(ii) or as contemplated in the PPM or in Article I hereof, there are no present and on the Closing Date there will be no outstanding subscriptions, options, warrants, contracts, calls, puts, agreements, demands or other commitments or rights of any type to purchase or acquire any securities of FSI or Sub, nor are there outstanding securities of FSI or Sub which are convertible into or exchangeable for any shares of capital stock of FSI or Sub, and each of FSI and Sub has no obligation of any kind to issue any additional securities.

          (f)  Financial Information: No Material Adverse Change.
               -------------------------------------------------

               (i) FSI has furnished to PTM the Financial Statements. The Financial Statements have been prepared in accordance with generally accepted accounting principles, and fairly present in all material respects, the financial condition of FSI as at the respective dates thereof, and the results of operation of FSI for the periods then ended.

               (ii) Since September 30, 1999, there has been no material adverse change in the business or financial condition or the operations of FSI except as set forth on Schedule 2.1(f).

               (iii) At September 30, 1999, there were no material liabilities, absolute or contingent of FSI that were not shown or reserved against on the balance sheets included in the Financial Statements, except obligations under the contracts shown on or as otherwise disclosed in Schedule 2.1(f).

               (iv) Since September 30, 1999, FSI has not sold or otherwise disposed of or encumbered any of the properties or assets reflected on the Financial Statements, or other assets owned or leased by it, except in the ordinary course of business, or as otherwise disclosed on Schedule 2.1(f).

          (g)  Tax Matters.
               -----------

               (i) Except as to taxes contested in good faith, each of FSI and Sub has filed or caused to be filed with the appropriate Federal, state, county, local and foreign governmental agencies or instrumentalities all tax returns and tax reports required to be filed, and all taxes, assessments, fees and other governmental charges have been fully paid when due (subject to any extensions filed).

               (ii) There is not pending nor, to the best knowledge of each of FSI and Sub, is there any threatened Federal, state or local tax audit of FSI or Sub. There is no agreement with any Federal, state or local taxing authority by FSI or Sub that may affect the subsequent tax liabilities of PTM.

               (iii) Without limiting the foregoing: (a) the Financial Statements include adequate provisions for all taxes, assessments, fees, penalties and governmental charges which have been or in the future may be assessed against FSI or Sub with respect to the period then ended and all periods prior thereto; and (b) neither FSI nor Sub is, on the date hereof, liable for taxes, assessments, fees or governmental charges.

          (h)  No Conflict or Default.  Neither the execution and delivery of
               ----------------------
this Agreement, nor compliance with the terms and provisions hereof, including without limitation the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition or provision of the Articles of Incorporation, Certificate of Incorporation or By-laws of FSI or Sub, nor of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which FSI or Sub is a party or by which either of them or any of their assets or properties are or may be bound; or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder, nor result in the creation or imposition or any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of FSI or Sub, nor give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of FSI or Sub.

          (i)  Party to Agreements.  Except as set forth on Schedule 2.1(i),
               -------------------
neither FSI nor Sub is a party to any contract or other arrangement except those made in the ordinary course of business or which are terminable on the giving of sixty (60) days' (or less) notice of FSI's or Sub's intent to terminate such contract. Except as set forth on Schedule 2.1(i), neither FSI nor Sub is in default in any material respect under any contract or agreement to which it is a party or by which it or any of its assets is or may be bound.

          (j)  Litigation.  There are no actions, suits, investigations, or
               ----------
proceedings pending, nor, to the knowledge of each of FSI or Sub, threatened against FSI or Sub, the performance of the terms and conditions hereof, or the consummation of the transactions contemplated hereby, in any court or by or before any governmental body or agency, including without limitation any claim, proceeding or litigation for the purpose of challenging, enjoining or preventing the execution, delivery or consummation of this Agreement. Neither FSI nor Sub is subject to any order, judgment, decree, stipulation or consent or any agreement with any governmental body or agency which affects its business or operations.

          (k)  Securities Filings.  The common stock of FSI is listed on the
               ------------------
NASD OTC Electronic Bulletin Board. FSI has heretofore provided to PTM true and correct copies of its annual report on Form 10-SB dated December 14, 1998 and its quarterly reports on Form 10Q-SB dated April 19, 1999, July 30, 1999, and November 12, 1999. All such reports are true, correct and accurate as of the dates of filing and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 2.1(k), no material adverse change in the business, financial condition or operations of FSI or Sub has occurred since the date of such reports. Each of FSI and Sub will have on the Closing Date made all filings required to be made by FSI and Sub with the Commission and any state securities authorities.

          (l)  Governmental Approval.  Each of FSI and Sub has all permits,
               ---------------------
licenses, orders and approvals of all Federal, state, local or foreign governmental or regulatory bodies required for FSI and Sub to conduct its business as presently conducted. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders or approvals will be affected by the consummation of the transactions contemplated by this Agreement. No approval or authorization of or filing with any governmental authority on the part of FSI or Sub is required as a condition to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than the filing of documents contemplated by this Agreement including without limitation the Certificate of Merger and the Information Statement.

          (m)  Salaries.  There is set forth on Schedule 2.1(m) annexed hereto
               --------
and made a part hereof, a true and complete list, as of the date of this Agreement, of all of the persons who are employed by FSI and Sub, together with their compensation (including bonuses) for the calendar year ended December 31, 1998, and the rate of compensation (including bonus arrangements) currently being paid to each such employee.

          (n)  Accrued Compensation.  FSI and Sub do not have any outstanding
               --------------------
liability for payment of wages, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions or contributions under any labor or employment contract, whether oral or written, or by reason of any past practices with respect to such employees based upon or accruing with respect to services of present or former employees of FSI or Sub, except as disclosed in Schedule 2.1(n).

          (o)  Employee Benefit Plans.  FSI and Sub do not have any pension
               ----------------------
plan, profit sharing plan or employee's savings plan, and neither is otherwise subject to any applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") except as set forth on Schedule 2.1(o).

          (p)  Material Contracts, etc.  Schedule 2.1(p) contains an accurate
               -----------------------
list of all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, to which FSI and/or Sub is a party or by which either or their respective properties are bound (including without limitation contracts with customers, joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) that (i) may give rise to obligations or liabilities exceeding $10,000, (ii) generate revenues or income exceeding $10,000, or (iii) to which FSI or Sub and any affiliate of FSI or Sub is a party or any officer, director or shareholder of FSI or Sub is a party (collectively, the "Material Contracts") as of December 31, 1998 and as of September 30, 1999.

          (q)  Title and Authority.  To the actual knowledge of FSI and Sub, the
               -------------------
     shareholders as listed in Schedule 2.1(q) are together the holders of record and sole beneficial owners of all of the outstanding shares of FSI Shares and Sub Shares.

          (r)  Financial Information: Contingent Liabilities.
               ---------------------------------------------

               (i) At September 30, 1999, there were no material liabilities, absolute or contingent of FSI or Sub that were not shown or reserved against on the balance sheets included in the Financial Statements, except obligations under the contracts shown on Schedule 2.1(r).

               (ii) Since September 30, 1999, neither FSI nor Sub has sold or otherwise disposed of or encumbered any of the properties or assets reflected on the

     Financial Statements, or otherwise owned or leased by it, except in the ordinary course or business, or as otherwise disclosed on Schedule 2.1(r).

     2.2  Representations and Warranties of PTM:  Except as the context
          -------------------------------------
otherwise requires, the following representations and warranties are made solely with respect to PTM's Lifef/x division. PTM represents and warrants to FSI and Sub as follows:

          (a) PTM has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of PTM, and, except for the approval of PTM's shareholders, no other corporate proceedings on the part of PTM are necessary to authorize this Agreement and the transactions contemplated hereby.

          (b) PTM has heretofore delivered to Sub (i) minutes of Directors' and shareholders' meetings and written consents for the period January 1, 1998 through July 29, 1999, and (ii) its Pro Forma Financial Statements for September 30, 1999 giving effect to the Merger (the "PTM Financial Statements").

          (c) Except as set forth on Schedule 2.2(c), or in the PTM Financial Statements since September 30, 1999 there has not been any material adverse change in the business, operations, properties, assets, condition, financial or otherwise of PTM.

          (d)  Due Organization; Power; Qualification; Subsidiaries and
               --------------------------------------------------------
Affiliates: Etc.
---------------

               (i) PTM is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power to own its property and to carry on its business as now conducted. The nature of the business now conducted by PTM, the character of the property owned by it, or any other state of facts does not require PTM to be qualified to do business as a foreign corporation in any jurisdiction other than the State of California.

               (ii) Except as set forth in Schedule 2.2(d), PTM has no subsidiaries (as that term is used in the regulations promulgated under the Securities Act).

          (e)  Capitalization.
               --------------

               (i) The total authorized capital stock of PTM consists of 25,000,000 shares of common stock, $.01 par value per share, of which 320,100 shares are issued and outstanding as of the date hereof and 20,000,000 shares of Preferred Stock, $.01 par value, of which 8,000,000 shares of Series A Shares and 7,680,000 shares of Series B Shares are issued and outstanding. All the outstanding PTM capital stock has been duly authorized and validly issued, and are fully paid and non-assessable.

               (ii) There are no present and on the Closing Date there will be no outstanding options, warrants, convertible securities or rights which may require PTM to issue additional shares of its capital stock other than as listed on Schedule 2.2(e).

          (f)  Financial Information: No Material Adverse Change.
               -------------------------------------------------

               (i) At September 30, 1999, there were no material liabilities, absolute or contingent of PTM that were not shown or reserved against on the balance sheets included in the PTM Financial Statements, except obligations under the contracts shown on or as otherwise disclosed in
     Schedule 2.2(f).

               (ii) Since September 30, 1999, PTM has not sold or otherwise disposed of or encumbered any of the properties or assets reflected on the PTM Financial Statements, or other assets owned or leased by it, except in the ordinary course of business or as contemplated by Section 1.16 or as otherwise disclosed on Schedule 2.2(f).

          (g)  Tax Matters.
               -----------

               (i) Except as to taxes contested in good faith, PTM has filed or caused to be filed with the appropriate Federal, state, county, local and foreign governmental agencies or instrumentalities all tax returns and tax reports required to be filed, and all taxes, assessments, fees and other governmental charges have been fully paid when due (subject to any extensions filed).

               (ii) There is not pending nor, to the best knowledge of PTM, is there any threatened Federal, state or local tax audit of PTM. There is no agreement with any Federal, state or local taxing authority that may affect the subsequent tax liabilities of PTM.

               (iii) Without limiting the foregoing: (a) the PTM Financial Statements include adequate provisions for all taxes, assessments, fees, penalties and governmental charges which have been or in the future may be assessed against PTM with respect to the period then ended and all periods prior thereto; and (b) PTM is not, on the date hereof, liable for taxes, assessments, fees or governmental charges.

          (h)  No Conflict of Default.  Except as set forth on Schedule 2.2(h),
               ----------------------
neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, including without limitation the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition or provision of the Certificate of Incorporation or By-laws of PTM, nor of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which PTM is a party or by which it or any of its respective assets or properties are or may be bound; or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder, nor result in the creation of imposition of any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of PTM, nor give to others any interest of rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of PTM.

          (i)  Party to Agreements.  Except as set forth on Schedule 2.2(i), PTM
               -------------------
is not a party to any contract or other arrangement except those made in the ordinary course of business or which are terminable on the giving of sixty (60) days' (or less) notice of PTM's intent to terminate such contract. Except as set forth on Schedule 2.2(i), PTM is not in default in any material respect under any contract or agreement to which it is a party or by which it or any of its assets is or may be bound.

          (j)  Litigation.  Except as set forth on Schedule 2.2(j), there are no
               ----------
actions, suits, investigations, or proceedings pending, nor, to the knowledge of PTM, threatened, against PTM, the performance of the terms and conditions hereof, or the consummation of the transactions contemplated hereby, in any court or by or before any governmental body or agency, including without limitation any claim, proceeding or litigation for the purpose of challenging, enjoining or preventing the execution, delivery or consummation of this Agreement. PTM is not subject to any order, judgment, decree, stipulation or consent or any agreement with any governmental body or agency which affects its business or operations.

          (k)  Governmental Approval.  PTM has all permits, licenses, orders and
               ---------------------
approvals of all Federal, state, local or foreign governmental or regulatory bodies required for PTM to conduct its business as presently conducted. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders of approvals will be affected by the consummation of the transactions contemplated by this Agreement. No approval or authorization of or filing with any governmental authority on the part of PTM is required as a condition to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than the filing of documents contemplated by this Agreement including without limitation the Certificate of Merger and the Information Statement.

          (l)  Salaries.  There is set forth on Schedule 2.2(l) annexed hereto
               --------
and made a part hereof, a true and complete list, as of the date of this Agreement, of all the persons who are both currently employed by PTM and will be employed by the Surviving Corporation following the Merger, together with their compensation (including bonuses) for the calendar year ended December 31, 1998 and the rate of compensation (including bonus arrangements) currently being paid to each such employee.

          (m)  Accrued Compensation.  PTM does not have any outstanding
               --------------------
liability for payment of wages, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions or contributions under any labor or employment contract, whether oral or written or by reason of any past practices with respect to such employees based upon or accruing with respect to services of present or former employees of PTM, except as disclosed in Schedule 2.2(m) or in the PTM Financial Statements.

          (n)  Employee Benefit Plans.  PTM does not have any pension plan,
               ----------------------
profit sharing plan or employees' savings plan, and PTM is not otherwise subject to any applicable provisions of ERISA except as set forth on Schedule 2.2(n).

          (o)  Material Contracts, etc.  Schedule 2.2(o) contains an accurate
               -----------------------
list of all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, to which PTM is a party or by which it or its properties are bound (including without limitation contracts with customers, joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) (other than those being transferred by PTM in connection with the spin off contemplated by Section 1.16 hereof) that (i) may give rise to obligations or liabilities exceeding $10,000, (ii) generate revenues or income exceeding $10,000, or (iii) to which PTM and any affiliate of PTM is a party or any officer, director or shareholder of PTM is a party (collectively, the "Material Contracts").

          (p)  Title and Authority.  To the actual knowledge of PTM, the
               -------------------
shareholders as listed in Schedule 2.2(p) are together the holders of record and sole beneficial owners of all of the outstanding shares of PTM capital stock.

                                  ARTICLE III
                                   COVENANTS
                                   ---------

     3.1  PTM.  PTM agrees that prior to the Closing Date:
          ---

          (a) Except as otherwise contemplated hereby or set forth on Schedule 3.1, no dividend shall be declared or paid by other distribution (whether in cash, stock, property or any combination thereof) or payment declared or made in respect to PTM capital stock, nor shall PTM purchase, acquire or redeem or split, combine or reclassify any shares of its capital stock unless prior to the record date for such dividend or the effective date of such split, combination or reclassification, it tenders to FSI its agreement to amend this Agreement so as to effect an appropriate adjustment in the number of shares deliverable upon the Effective Time.

          (b) Except for such option grants to existing or prospective employees and consultants as may be contemplated by the PTM Financial Statements or the PPM (including the capitalization charts set forth therein), no change shall be made in the number of shares of authorized or issued PTM capital stock; nor shall any option, warrant, call, right, commitment or agreement of any character be granted or made by PTM relating to its authorized or issued PTM capital stock; nor shall PTM issue, grant or sell any securities or obligations convertible into or exchangeable for shares of PTM capital stock.

          (c) PTM will not take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of PTM or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of PTM's representations and warranties contained herein to be or become untrue in any material respect at the Closing Date.

          (d) Except as set forth on Schedule 2.2(c) or as contemplated by the PPM or Article I hereof, PTM will not (i) incur any indebtedness for borrowed money; (ii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other individual, firm or corporation, or (iii) make any loans, advances or capital contributions to or investments in, any other individual, firm or corporation.

          (e) Except as contemplated in the PTM Financial Statements or the PPM, PTM will not make, alter or change any employment or other contract with any of its Lifef/x division management personnel or make, adapt, alter, revise, or amend any pension, bonus, profit-sharing or other employee benefit plan, or grant any salary increase or bonus to any person in its Lifef/x division without prior written consent of FSI or Sub, except for normal year-end or anniversary salary adjustments for employees, excluding officers.

     3.2  FSI and Sub. Each of FSI and Sub agree that prior to the Closing Date:
          -----------

          (a) Except as set forth in Section 1.4 hereof, no dividend shall be declared or paid or other distribution (whether in cash, stock, property or any combination thereof) or payment declared or made in respect of FSI Shares or Sub Shares, nor shall FSI or Sub purchase, acquire or redeem or split, combine or reclassify any shares of its capital stock unless prior to the record date for such dividend or the effective date of such split, combination or reclassification, it tenders to PTM its agreement to amend this Agreement so as to effect an appropriate adjustment in the number of shares deliverable upon the Effective Time.

          (b) Except as contemplated by the PPM or set forth in Sections 1.4 and 1.5 hereof, no change shall be made in the number of shares of authorized or issued FSI Shares or Sub Shares; nor shall any option, warrant, call, right, commitment or agreement of any character be granted or made by FSI or Sub relating to its authorized or issued FSI Shares or Sub Shares; nor shall FSI or Sub issue, grant or sell any securities or obligations convertible into or exchangeable for shares of FSI Shares or Sub Shares.

          (c) Neither FSI nor Sub will take, agree to take, or knowingly permit to be taken any action, or do or knowingly permit to be done anything in the conduct of the business of FSI or Sub or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of FSI's or Sub's representations and warranties contained herein to be or become untrue in any material respect at the Closing Date including without limitation amending FSI's or Sub's charter documents and By-laws, except as otherwise provided hereby.

          (d) Except as contemplated by Article I, neither FSI nor Sub will (i) incur any indebtedness for borrowed money; (ii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other individual, firm or corporation; or
(iii) make any loans, advances or capital contributions to or investments in, any other individual, firm or corporation.

          (e) Neither FSI nor Sub will not make, alter or change any employment or other contract with any of its management personnel or make, adopt, alter, revise, or amend any pension, bonus, profit-sharing or other employee benefit plan, or grant any salary increase or bonus to any person without the prior written consent of PTM, except for normal year end or anniversary salary adjustments for employees, excluding officers.

                                  ARTICLE IV
                               CERTAIN COVENANTS
                               -----------------

     4.1  Shareholders' Meeting.  PTM will take all actions necessary in
          ---------------------
accordance with applicable law and its Certificate of Incorporation and By-laws to convene a meeting or obtain the written consent of its stockholders as promptly as practicable to consider and vote upon the approval of the Merger.

     4.2  Conduct of Business Pending the Merger.  Prior to the effective date
          --------------------------------------
of the Merger, unless FSI, Sub and PTM shall otherwise agree in writing, each company shall not (i) operate its business otherwise than in the ordinary course, or (ii) authorize, recommend or propose any merger, consolidation, acquisition of assets, disposition of assets, material change in its capitalization or any comparable event, not in the ordinary course of business (in each case, other than the transactions contemplated hereby or in the PPM and transactions as to which written notice has been given to the other company prior to the date hereof).

     4.3  Information Provided by FSI and Sub.  The information to be provided
          -----------------------------------
by FSI and Sub for use in the Information Statement to be used in connection with the Merger, shall, at the time such information is provided and at the Effective Time, be true and correct in all material respects and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein to make the statements made, in the light of the circumstances under which they were made, not misleading.

     4.4  Information Provided by PTM.  The information to be provided by PTM
          ---------------------------
for use in the Information Statement to be used in connection with the Merger, shall, at the time such information is provided to FSI and at the Effective Time, be true and correct in all material respects and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein to make the statements made, in the light of the circumstances under which they were made, not misleading.

     4.5  Information Statement.  In connection with the preparation of the
          ---------------------
Information Statement and/or any other filings, PTM, FSI and Sub will cooperate with each other and will furnish the information relating to PTM, FSI and Sub, as the case may be, required by the Securities Act and/or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be set forth in such Information Statement and/or any other filings.

     4.6  Disclosure.  Each party acknowledges that it has, and will have,
          ----------
possession of important confidential information ("Confidential Information") regarding the other parties. Each party hereto agrees that it shall not use any confidential information except in furtherance of the transactions contemplated hereby and shall not divulge, communicate, furnish or make accessible any Confidential Information to any person, firm, partnership, corporation or other entity. No party hereto shall make any public statement from the date of this Agreement forward, including without limitation any press release, with respect to this Agreement and the transactions contemplated hereby, without the prior written consent of the other parties (which consent may not be unreasonably withheld), except as may be required by law, in which case the parties shall consult with each other as to the nature and scope of the required disclosure and any protective measures which should be taken to preserve the confidentiality of the disclosed information. If any party becomes legally compelled to disclose information relating to this Agreement, such party shall provide the other parties with notice of such requirement to allow such party to seek a protective order or other remedy. If such protective order or other remedy is not obtained, or if compliance hereof is waived, each party agrees to disclose only that portion of information which is legally required to be disclosed and to permit the other parties at their expense to take all reasonable steps to preserve the confidentiality of the transactions hereunder.

     4.7  Recommendation of Approval.  The Board of Directors of FSI, Sub and
          --------------------------
PTM shall continue to recommend to their respective shareholders approval of this Agreement and the Merger except as the fiduciary obligations and other duties of each such Board of Directors may otherwise require.

     4.8  Access.  Prior to the closing, PTM shall afford to the officers,
          ------
attorneys, accountants, and other authorized representatives of FSI and Sub free and full access to the premises, books and records of PTM in order that FSI and Sub may make such investigation as it may desire of the affairs of PTM, provided such access is not unreasonably disruptive to PTM's business or the sale of its two divisions. Prior to the closing, FSI and Sub shall afford to the officers, attorneys, accountants, and other authorized representatives of PTM free and full access to the premises, books and records of FSI and Sub so that either of them may make such investigations as it may desire of the affairs of FSI and Sub, provided such access is not unreasonably disruptive to FSI and Sub.

     4.9  No Solicitation. None of PTM, FSI and Sub will (nor will any of them
          ---------------
permit any agent or affiliate to) solicit, initiate or encourage any Acquisition Proposal (as hereinafter defined) or furnish any information to, or cooperate with, any person, corporation, firm or other entity with respect to an Acquisition Proposal. As used herein "Acquisition Proposal" means a proposal for a merger or other business combination involving such entity or for the acquisition of a substantial equity interest in, or a substantial portion of the assets of such entity other than the Merger, the spin off of PTM's assets relating to PTM's optical and scanning and records divisions as contemplated by
Article I hereof and any disposition of the residual assets and liabilities of PTM's now-defunct digital division.

                                   ARTICLE V
                                   CONDITIONS
                                   ----------

     5.1  Conditions to the Obligations of FSI and Sub.  The obligations of FSI
          --------------------------------------------
and Sub to consummate the Merger contemplated by this Agreement are subject to the satisfaction, at or before the consummation of the Merger, of each of the following conditions:

          (a) No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the Merger by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including entry of a preliminary or permanent injunction, which would (i) make the Merger illegal,
(ii) require the divestiture by FSI or Sub or any other subsidiary of FSI or Sub of the shares of any company or of a material portion of the business of FSI or Sub and their respective subsidiaries taken as a whole, (iii) impose material limits on the ability of FSI or Sub to effectively control the business of FSI or Sub and their respective subsidiaries, (iv) otherwise materially adversely affect FSI or Sub and their respective subsidiaries taken as a whole, or (v) if the Merger is consummated, subject any officer, director, or employee of FSI or Sub to criminal penalties or to civil liabilities not adequately covered by insurance or enforceable indemnification maintained by FSI or Sub;

          (b) No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending which would reasonably be expected to result in any way of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

          (c) PTM shall have complied in all material respects with its agreements and covenants herein, and all representations and warranties of PTM herein shall be true and correct in all material respects at the time of consummation of the Merger as if made at that time, except to the extent they expressly relate to an earlier date, and FSI and Sub shall each have received a certificate to that effect to the best of the knowledge of PTM, signed by the Chief Executive Officer of PTM;

          (d) The holders of no more than ten percent (10%) of the issued and outstanding PTM capital stock with respect to which the Merger is proposed shall have exercised their right to dissent as dissenting stockholders.

     5.2  Conditions to the Obligations of PTM.  The obligations of PTM to
          ------------------------------------
consummate the Merger are subject to the satisfaction, at or before the consummation of the Merger, of each of the following conditions:

          (a) The stockholders of PTM shall have duly approved the Merger in accordance with applicable law;

          (b) No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the Merger by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, which would (i) make the Merger illegal, (ii) require the divestiture by PTM or any other subsidiary of PTM of the shares of any company or of a material portion of the business of PTM and its subsidiaries taken as a whole, (iii) impose material limits on the ability of PTM to effectively control the business of PTM and its subsidiaries, (iv) otherwise materially adversely affect PTM and its subsidiaries taken as a whole or (v) if the Merger is consummated, subject any officer, director or employee of PTM to criminal penalties or to civil liabilities not adequately covered by insurance or enforceable indemnification maintained by PTM;

           (c) No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending which would reasonably be expected to result in any of the consequences referred to in clauses (i) through (v) of paragraph (b) above;

          (d) FSI and Sub shall each have complied in all material respects with their respective agreements and covenants herein, and all representations and warranties of FSI and Sub herein shall be true and correct in all material respects at the time of consummation of the Merger as if made at that time, except to the extent they expressly relate to an earlier date, and PTM shall have received a certificate to that effect to the best of the knowledge of each of FSI and Sub, signed by the Presidents of each of FSI and Sub;

          (e) All necessary third party and governmental consents and approvals required for the Merger shall have been obtained; and

          (f) FSI shall have changed its name to Lifef/x, Inc., shall have caused the number of its outstanding FSI Shares to be increased from 1,083,324 shares to 1,666,666 shares through a forward stock split and shall have caused the number of its authorized shares to be increased from 50,000,000 shares to 100,000,000 shares.

     5.3  Conditions to Each Party's Obligations.  The obligation of each party
          --------------------------------------
to consummate the Merger contemplated by this Agreement is subject to the satisfaction, at or before the consummation of the Merger, of each of the following conditions:

          (a) The Information Statement shall be filed under the Exchange Act and shall not be subject to a stop order or any threatened stop order;

          (b) FSI shall have received subscriptions for financing in form and substance satisfactory to FSI and PTM.

                                  ARTICLE VI
                                INDEMNIFICATION
                                ---------------

     6.1  By FSI and Sub.  FSI and Sub, jointly and severally, hereby agree, to
          --------------
indemnify and hold PTM, its officers, directors, employees and agents and each person, if any, who controls PTM within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act harmless from and against the following:

          (a) Any and all liabilities, losses, claims, costs, expenses, damages and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to such liabilities, losses, claims, costs, expenses, damages and judgments) (collectively, the "Losses") resulting from any breach of any representation or warranty, or non-performance of any covenant or agreement on the part of FSI or Sub contained in this Agreement or in any statement or certificate furnished or to be furnished by FSI or Sub pursuant hereto or in connection with the transactions contemplated hereby; and

          (b) Any and all Losses they suffer resulting from any untrue statement or alleged untrue statement of a material fact concerning FSI or Sub contained in the Information Statement and the PPM or resulting from any omission or alleged omission to state therein a material fact concerning FSI or Sub required to be stated therein or necessary to make the statements therein concerning FSI or Sub not misleading.

     6.2  By PTM.  PTM, hereby agrees to indemnify and hold FSI and Sub, their
          ------
respective officers, directors, employees and agents and each person, if any, who controls FSI or Sub within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act harmless from and against the following:

          (a) Any and all Losses resulting from any breach of any representation or warranty, or non-performance of any covenant or agreement on the part of PTM contained in this

Agreement or in any statement or certificate furnished or to be furnished by PTM pursuant hereto or in connection with the transactions contemplated hereby; and

          (b) Any and all Losses they suffer resulting from any untrue statement or alleged untrue statement of a material fact concerning PTM furnished in writing to FSI or Sub by PTM expressly for use in the Information Statement and the PPM or resulting from any omission or alleged omission to state in any such writing a material fact concerning PTM required to be stated therein or necessary to make the statements therein concerning PTM not misleading.

     6.3  Defense.  In case any action shall be commenced involving any person
          -------
in respect of which indemnity may be sought pursuant to Section 6.1 or 6.2 (the "Indemnified Party"), the Indemnified Party shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense of such action. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party or (ii) the Indemnifying Party shall have failed to timely assume the defense of such action. No Indemnified Party shall, without the prior written consent of the Indemnifying Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action.

     6.4  Exclusive Remedy.  The remedies provided for in this Section 6 are the
          ----------------
exclusive remedies of the parties with respect to the breach of any representation, warranty, covenant or agreement set forth herein.

                                  ARTICLE VII
                                  CLOSING DATE
                                  ------------

     7.1 The closing for the consummation of the Merger contemplated by this Agreement shall unless another date or place is agreed to in writing by the parties hereto, take place at the offices of Robson Ferber Frost Chan & Essner, LLP, on the date which is no later than the fifth business day after the last to occur of the following dates:

          (a) The date the stockholders of PTM shall have given the approval referred to in, Section 4.1, hereof; or

          (b) The date on which all the other conditions set forth in Article V hereof shall have been satisfied, except to the extent any such conditions shall have been waived by FSI, Sub or PTM; or

          (c) The Termination Date pursuant to the PPM unless the Termination Date is extended; or

          (d)  February 28, 2000.

                                 ARTICLE VIII
                              POST CLOSING MATTERS
                              --------------------

     8.1  Directors and Officers.  At the closing, FSI will cause all of its
          ----------------------
officers and directors to resign from office and to cause to be elected to the Board of Directors of FSI and the Surviving Corporation those persons designated by PTM, to wit:

     FSI directors: Michael Rosenblatt, Richard Guttendorf, Lucille Salhany, Ian Hunter and Robert Verratti;

     Surviving Corporation directors: Michael Rosenblatt, Richard Guttendorf and Lucille Salhany.

     8.2  Registration Statement.  FSI shall file a registration statement as
          ----------------------
soon as practicable after the Closing but in no event later than 150 days after the date hereof to ensure that the FSI Shares issued hereunder to the holders thereof (the "Holders"), are registered for resale under the Securities Act.

     FSI shall, until such time as such FSI Shares may be sold under Rule 144 under the Act without volume limitation:

          (a) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for the Requisite Period as defined in the registration rights agreements to be executed by FSI in connection with the financing described in Section 1.5.

          (b) execute such further documents and instruments and take such further actions as may be necessary, proper or advisable in order to facilitate the public offering of such FSI Shares under the aforesaid registration statement.

     FSI shall pay the expenses for the registration statement(s) filed pursuant to this Section 8.2, except for underwriting discounts and commissions, which shall be borne by the Holders.

     8.3  Downstream of Offering Proceeds.  Within one business day following
          -------------------------------
the closing of the financing described in Section 1.5, FSI shall contribute to PTM the proceeds of such financing, less any deductions for transaction fees, including, without limitation, legal fees.

     8.4  SHI Warrant.  If and to the extent Savage Holdings, Inc. ("SHI")
          -----------
exercises its warrant granted by PTM, at an exercise price of $500,000, FSI shall issue to SHI 166,667 Units in full satisfaction of PTM's obligations thereunder.

                                  ARTICLE IX
                                 MISCELLANEOUS
                                 -------------

     9.1  Termination.  With respect to each company, this Agreement may be
          -----------
terminated and the Merger may be abandoned (i) by the mutual consent of FSI and PTM at any time; (ii) by either PTM or FSI if the Merger has not been consummated prior to February 28, 2000. In the event of such termination and abandonment, none of FSI, Sub nor PTM (or any of their directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any willful breach of this Agreement.

     9.2  Expenses.  Whether or not the Merger is consummated, all out-of-pocket
          --------
costs and expenses incurred in connection with the Merger and this Agreement will be paid by the party incurring such expenses, except that PTM shall bear all auditing costs relating to the books and records of PTM, all legal costs and fees for preparing registration statements to be filed with the Federal and/or state securities agencies, proxy statements, proxy solicitation costs, proxy mailing costs, due diligence fees and costs, costs and fees of any registration statements and legal fees and costs in preparation of merger and related documents (including legal fees and costs to Robson, Ferber, Frost, Chan & Essner as counsel to PTM's consultants, not to exceed $35,000).

     9.3  Brokers.  No broker or finder is entitled to any brokerage or finder's
          -------
fee or other commission or fee from any company or based upon arrangements made by or on behalf of any company with respect to the transactions contemplated by this Agreement, except as disclosed on Schedule 9.3 annexed hereto.

     9.4  Arbitration.  Any controversy arising out of, connected to, or
          -----------
relating to any transactions herein contemplated, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or state securities laws, banking statues, consumer protection statutes, Federal and/or state anti-racketeering (e.g. RICO) claims as well as any common law claims and any state law claims of fraud, negligence, negligent misrepresentations, and/or conversion and any disputes as to the arbitrability of any such claim shall be settled by arbitration in Los Angeles County, State of California; and in accordance with the commercial rules of the American Arbitration Association. Any judgment on the arbitrator's award may be entered in any court having jurisdiction thereof. In the event of such a dispute, FSI and Sub, on the one hand, and PTM, on the other hand, shall each select an arbitrator, both of whom shall select a third arbitrator which shall constitute the three person arbitration board. The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties.

     9.5  Other Actions.  Each of the parties hereto agrees to execute and
          -------------
deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

     9.6  Entire Agreement; Waiver and Amendment.  This Agreement, the exhibits
          --------------------------------------
and schedules hereto and the PPM contain the entire agreement by and among FSI, Sub and PTM with respect to the Merger and the other transactions contemplated hereby. Any and all prior discussions, negotiations, commitments and understandings relating to the subject matter of this Agreement are superseded by this Agreement. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     9.7  Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

     9.8  Descriptive Headings.  The descriptive headings are for convenience of
          --------------------
referenced only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.9  Notices.  All notes or other communications hereunder shall be in
          -------
writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail postage prepaid, addressed as follows:

     If to FSI or Sub, to:  Fin Sports U.S.A., Inc.
                            5525 South 900 East, Suite 110
                            Salt Lake City, UT 84117

                            with a copy to:

                            Leonard W. Burningham, Esq.
                            Hermes Building, Suite 205
                            455 East Fifth South
                            Salt Lake City, UT 84111-3323

     If to PTM, to:         Pacific Title/Mirage, Inc.
                            1149 North Gower Street
                            Hollywood CA 90038

                            with a copy to:

                            Loeb & Loeb LLP
                            1000 Wilshire Boulevard
                            Suite 1800
                            Los Angeles, California 90017-2475
                            Attn: Michele E. Beuerlein, Esq.

                            and in all cases with a copy to:

                            Robson Ferber Frost Chan & Essner, LLP
                            530 Fifth Avenue
                            New York, New York 10036
                            Attn:  David I. Ferber, Esq.

     9.10  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.

                              FIN SPORTS U.S.A., INC.

                              By: /s/ Wayne Bassham
                                  -----------------------------------------
                                   Wayne Bassham       , President
                                  ---------------------

                              PTM ACQUISITION CORP.


                              By: /s/ Wayne Bassham
                                  -----------------------------------------
                                   Wayne Bassham       , President
                                  ---------------------


                              PACIFIC TITLE/MIRAGE, INC.

                              By: /s/ Richard Guttendorf
                                  -----------------------------------------
                                  Richard Guttendorf, CEO


                        [AGREEMENT AND PLAN OF MERGER]

                        EXHIBITS AND SCHEDULES OMITTED